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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SRS Labs, Inc. pertaining to the SRS Labs, Inc. Amended and Restated 1996 Nonemployee Directors' Stock Option Plan on Form S-8 of our report dated March 3, 2000 (March 9, 2000, as to Note 13), appearing in the Annual Report on Form 10-K of SRS Labs, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Costa Mesa, California
May 8, 2000